POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints Kevin McDonald and Safieh Nemazee Hill, the undersigned's true and lawful attorney-in-fact, to:
(1)	 prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and
Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make
electronic filings with the SEC of reports required by Section
l6(a) of the Securities Exchange Act of 1934 or any rule or
regulation of the SEC;
(2)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of Keane
Group, Inc. (the "Company"), Forms 3,4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder
(3)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
(4)	 take any other action of any type whatsoever in connection
with the foregoing which, in the opinion of such attorney-in-
fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
   The undersigned hereby grants all said attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that said attorneys-in-fact, or his or her substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacify at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3 , 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHERE OF, the undersigned has caused this Power of
Attorney be executed as of this 11 day of October,2019
/s/Mel Riggs
Mel Riggs